Exhibit 10.3

                               FIRST AMENDMENT TO
                              REDEMPTION AGREEMENT


     This First Amendment to Redemption Agreement is entered into this 11th day of September, 1998 by and between DEBORA BAINBRIDGE PHILLIPS (the "Seller") and SPECTRUM NATURALS, INC., a California corporation (the "Corporation").

     WHEREAS, in or around November 1996, the Seller and the Corporation entered into that certain Redemption Agreement (the "Redemption Agreement") providing for the redemption of all the Corporation's common stock owned by the Seller;

     AND WHEREAS, the Seller and the Corporation desire to amend the Redemption Agreement to provide for an additional bonus payment to the Seller on the terms and conditions set forth therein;

     NOW, THEREFORE, the Redemption Agreement is hereby amended as follows:

                  The first sentence of Paragraph 12 ("Bonus Payment") of the Redemption Agreement is amended to replace the bonus payment amount of "$306,642.00" with the bonus payment amount of "$613,284.00."

         In all other respects, the Seller and the Corporation confirm the Redemption Agreement.

     IN WITNESS WHEREOF, the Seller and the Corporation have executed this First Amendment to Redemption Agreement on the date first above written.

  "Seller"                                        "Corporation"

  /s/ Debora Bainbridge Phillips                  Spectrum Naturals, Inc.,
  ------------------------------                  a California corporation
  Debora Bainbridge Phillips



                                                  By: /s/ Jethren P. Phillips
                                                      --------------------------
                                                          Jethren P. Phillips